UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 29, 2003

RAYBOR MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29905	98-0220848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Industrial Circle, White City, OR	97503
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code:    541-826-2296

Item 8. Change in Fiscal Year.

On October 29, 2003, the Board of Directors of Raybor Management Inc. (the “Company”) changed the Company’s fiscal year end from February 28 to a calendar year-end of December 31. The Board of Directors decision to change the fiscal year was based on the acquisition on June 1, 2003 of IC Marketing, Inc., American Consumer Publishing Association, Inc., Freedom Financial, Inc. and Back 2 Backs, Inc., each of which have a December 31 fiscal year end. Pursuant to Rule 13a-10 under the Securities Exchange Act of 1934, as amended, the Company will file a transition report on Form 10-KSB for the ten-month transition period ending December 31, 2003 and will file a quarterly report on Form 10-QSB for the quarter ending September 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Raybor Management Inc.

October 29, 2003	/s/ Jeffrey D. Hoyal
Jeffrey D. Hoyal
President and Chief Executive Officer